Exhibit 10.2

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

CONTRACT NO. NTS-BC 0120833

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 210,000 DWT BULK CARRIER

CONTRACT NO. NTS-BC0120833

(HULL NO. 0120833)

PRELIMINARY NAME: 210K-DF I

BETWEEN

LHOTSE INC. (under incorporation)

as BUYER

and

NEW TIMES SHIPBUILDING CO., LTD.

As BUILDER and SELLER

Date: March 10,2021

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CONTRACT NO. NTS-BC 0120833

CONTENTS

 ARTICLE

PAGE NO.

ARTICLE I - DESCRIPTION AND CLASS	2

1. DESCRIPTION	2
2. CLASS AND RULES	2
3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL	3
4. GUARANTEED SPEED	4
5. GUARANTEED FUEL CONSUMPTION	4
6. GUARANTEED DEADWEIGHT	5
8. SUBCONTRACTING:	5
9. STANDARD OF CONSTRUCTION:	6
10. REGISTRATION:	6

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT	7

1. CONTRACT PRICE:	7
2. CURRENCY:	7
3. TERMS OF PAYMENT:	7
4. METHOD OF PAYMENT:	8
5. PREPAYMENT;	10
6. SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY:	10
7. REFUNDS	10

ARTICLE III- ADJUSTMENT OF THE CONTRACT PRICE	12

1. DELIVERY	12
2. SPEED	13
3. EXCESSIVE FUEL CONSUMPTION	14
4. DEADWEIGHT	16
5. EFFECT OF RESCISSION	16

ARTICLE IV - SUPERVISION AND INSPECTION	17

1. APPOINTMENT OF THE BUYER’S SUPERVISOR	17
2. COMMENTS TO PLANS AND DRAWINGS	17
3. SUPERVISION AND INSPECTION BY THE SUPERVISOR	18
4. LIABILITY OF THE SELLER	19
5. SALARIES AND EXPENSES	19
6. REPLACEMENT OF SUPERVISOR	19

ARTICLE V- MODIFICATION, CHANGES AND EXTRAS	21

1. HOW EFFECTED	21
2. CHANGES IN RULES AND REGULATIONS, ETC	21
3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT	23
4. BUYER’S SUPPLIED ITEMS	23

ARTICLE VI - TRIALS	25

1. NOTICE	25
2. HOW CONDUCTED	26
3. TRIAL LOAD DRAFT	26
4. METHOD OF ACCEPTANCE OR REJECTION	26
5. DISPOSITION OF SURPLUS CONSUMABLE STORES	27
6. EFFECT OF ACCEPTANCE	28

Date: March 10, 2021

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Shipbuilding Contract

Hull No. 0120833

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 210,000 DWT BULK CARRIER

CONTRACT NO. NTS-BC0120833
HULL NO.0120833

This CONTRACT, entered into this 10th day of March 2021 between LHOTSE INC., a corporation organized and existing under the Laws of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia (hereinafter called the “BUYER”) and NEW TIMES SHIPBUILDING CO., LTD., a corporation organized and existing under the laws of the People’s Republic of China, having its registered office at Dan Hua Gang Port, Jingjiang City, Jiangsu Province, the People’s Republic of China 214518 (hereinafter called the “BUILDER” and/or the “SELLER”).

WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to build, launch, equip and complete at the BUILDER’s Shipyard and to sell and deliver to the BUYER after completion and successful trial one (1) LNG DUAL FUEL 210,000 DWT Bulk Carrier as more fully described in Article I hereof, (hereinafter called the “VESSEL”) to be registered under the flag of Liberia or Marshall Islands (to be declared by the BUYER within 30 days after signing of this Contract, failure of such declaration Liberia shall be deemed as the final flag ) and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth.

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ARTICLE I - DESCRIPTION AND CLASS

1. DESCRIPTION

The VESSEL is a 210,000 DWT Bulk carrier, at scantling draft moulded of 18.48 meters of the class described below. The VESSEL shall have the BUILDER’s Hull No. 0120833 preliminary Name “210K-DF I” and shall be constructed, equipped and completed in accordance with the following “Specifications”:

(1) Specification for 210,000 DWT BULK CARRIER (Ref No. BC-2065-FS Dated 10th March, 2021)

(2) General Arrangement (Drawing No. BC-2065-G Dated 10th March, 2021)

(3) Makers list (Ref. No. NTS-210K-MK Dated 10th March, 2021)

(4) Meeting Memorandum (Ref.No.Himalaya-210K-MEMO-001) dated 10th of March 2021 attached hereto and signed by each of the parties to this Contract (hereinafter collectively called the “Specifications”), making an integral part hereof.

2. CLASS AND RULES

The VESSEL, including its machinery, equipment and outfittings, shall be constructed in accordance with the rules and regulations issued and having become effective and compulsorily applicable to the VESSEL up to the date of signing this Contract of American Bureau of Shipping (“ABS”) (hereinafter called the “Classification Society”) without any reservation of any kind and classified and registered to the symbol of:

A1, (E), Bulk Carrier, CSR, AB-CM, BC-A (Holds 2, 4, 6 & 8 may be empty), ESP, GRAB [35], BWT, BWE, RW, IHM, CPS, UWILD, ENVIRO, PMA, GFS(DFD),  AMS, ACCU, TCM, RRDA

The requirements of the authorities as fully described in the Specifications including that of the Classification Society are to include additional rules or circulars thereof issued and become effective and compulsorily applicable to the VESSEL up to the date of signing this Contract.

Upon delivery, the Vessel shall also comply with the rules, regulations and requirements of other regulatory bodies as specifically described in the Specifications, all the foregoing rules, regulations and requirements and amendments thereto including those of the

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rules, regulations and requirements and amendments thereto including those of the Classification Society and other regulatory bodies (as specified in the Specifications) applicable to the Vessel shall be those which entered into force on or before the date of signing this Contract. Decisions of the Classification Society as to compliance or non-compliance with their rules and regulations shall be final and binding upon the Parties hereto.

Any amendments, variations or modifications to any of the above standards, rules or regulations in force and compulsively applicable to the VESSEL issued and having become effective up to and on the date of signing this Contract shall be complied with in addition to the above standards, rules and regulations with no adjustment to the Contract price.

The SELLER shall arrange with the Classification Society for assignment by the said society a representative or representatives (hereinafter called the “Classification Surveyor”) to the BUILDER’s Shipyard for supervision of the construction of the VESSEL.

All fees and charges incidental to Classification and to comply with the rules, regulations and requirements of this Contract as described in the Specification issued, in effect and compulsorily applicable up to the date of signing this Contract as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER, except as otherwise provided and agreed herein. The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to inspections and tests in accordance with the rules and regulations of the Classification Society.

The facilities, labour and materials necessary for the safe and convenient conduct of such inspections and tests, shall be furnished by the BUILDER without charges.

Decisions of the Classification Society as to compliance or non-compliance with Classification rules and regulations shall be final and binding upon the parties hereto.

Communications between the BUILDER and the Classification Society on all matters relating to the construction of the VESSEL, plan approval and any modifications shall be made available to the BUYER whenever requested.

3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

The following are the Principal Particulars and Dimension of the VESSEL for Hull and Machinery as excerpted from the Specifications attached hereto:

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(a) Hull:

Length overall

Length between perpendiculars

Breadth moulded

Depth moulded

Design Draft moulded

Scantling Draft moulded

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(b) Propelling Machinery:

The VESSEL shall be equipped, in accordance with the Specifications, with one (1) set of MAN B&W 6G70ME-C10.5-GI-HPSCR Tier III, type Main Engine developing a specific maximum continuous rating of 15,840 KW x 70.8 rpm and a normal continuous rating (NCR) of 12,450 kW x 65.43 rpm.

All necessary auxiliary machinery in the engine room, steering gear, deck machinery, etc., shall be supplied and installed according to the Specifications.

4. GUARANTEED SPEED

The SELLER guarantees that the service speed at design draught (18.40m) and NCR 12,450 kW of main engine with 15% sea margin including 1100kW engine power for shaft generator with clean bottom on calm and deep open sea (no wind, no wave and no current) shall not be less than 13.75 nautical miles per hour.

The service speed shall be verified by corrected trail speed under the calm weather (no wind, no wave and no current) and deep sea condition.

5. GUARANTEED FUEL AND GAS CONSUMPTION

The SELLER guarantees that the fuel oil consumption of the main engine shall not exceed tolerance of +6% as determined by the shop test to be SFOC 160.2 g/kWh at NCR (78.6%SMCR) running at Tier II mode as stipulated in the Specification (hereinafter called the “Guaranteed Fuel Consumption”). Shop test shall be based on diesel oil having a lower calorific value of 42,700kJ/kg at ISO standard reference condition. If the fuel oil used at shop test has a calorific value other than 42,700kJ/kg and/or the surrounding shop test condition is different from the above ISO standard condition, the fuel oil consumption

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shall be adjusted accordingly based on the conversion formula issued by MAN B&W and shall be subject to a tolerance of +6%.

The SELLER guarantees that the gas consumption of the main engine shall not exceed tolerance of +6% as determined by the shop test to be 129.1 g/kWh + Pilot Fuel with tolerance of +25% as 1.02 g/kWh at NCR (78.6%SMCR) running at Tier II mode as stipulated in the Specification (hereinafter called the “Guaranteed Gas Consumption”). Shop test shall be based on gas having a lower calorific value of 50,000kJ/kg at ISO standard reference condition. If the gas used at shop test has a calorific value other than 50,000kJ/kg and/or the surrounding shop test condition is different from the above ISO standard condition, the gas consumption shall be adjusted accordingly based on the conversion formula issued by MAN B&W and shall be subject to a tolerance of +6%.

6. GUARANTEED DEADWEIGHT

The SELLER guarantees that the VESSEL is to have a total deadweight tonnage of about 209,800 metric tons at the scantling draft moulded of 18.48 meters in seawater of 1.025 specific gravity (hereinafter called the “Guaranteed Deadweight”).

The term, “Deadweight”, as used in this Contract, shall be as defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the BUILDER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’s supervisors) or the representative(s) authorized by the BUYER.

Should there be any dispute between the BUILDER and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final and binding upon the parties hereto.

8. SUBCONTRACTING:

The SELLER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL to experienced sub-contractors, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at the BUILDER’s Shipyard. However, the important works such as large blocks, installation of main engine, accommodation etc. shall be sub-contracted only with BUYER’s prior written approval

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which will not be unreasonably withheld. Notwithstanding any sub-contracting the SELLER shall remain fully responsible for the due performance of such subcontracted work.

9. STANDARD OF CONSTRUCTION:

The VESSEL’s construction materials, equipment and workmanship shall be carried out in a sound and workmanlike manner according to proper first Chinese class shipbuilding practice for a new vessel of such type and Classification rules and regulations, and as defined in the Specifications.

10. REGISTRATION:

The VESSEL shall be registered by the BUYER at its own cost and expenses under the laws of Liberia or Marshall Islands (in accordance with the Buyer’s final declaration of Flag) at the time of delivery and acceptance thereof.

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ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT

1. CONTRACT PRICE:

The purchase price of the VESSEL is United States Dollars Sixty Seven Million Nine Hundred Seventeen Thousand Only (US$ 67,917,000.00), net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s Supplies as provided in Article V hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2. CURRENCY:

Any and all payments by the BUYER to the SELLER under this Contract shall be made in United States Dollars.

3. TERMS OF PAYMENT:

The Contract Price shall be paid by the BUYER to the SELLER in instalments as follows:

(a) 1st Instalment:

The sum of United States Dollars Three Million Three Hundred and Ninety Five Thousand Eight Hundred and Fifty (US$3,395,850.00) shall become due and payable and be paid by the BUYER within Three (3) banking days from the date on which the BUYER receives (by authenticated SWIFT via its bank) the Refund Guarantee covering 1st, 2nd, 3rd, and 4th installments, as provided for in Paragraph 7 of this Article. The SELLER shall send to the BUYER by telefax or email demand for payment of this instalment.

(b) 2nd Instalment:

The sum of United States Dollars Three Million Three Hundred and Ninety Five Thousand Eight Hundred and Fifty (US$3,395,850.00) shall become due and payable and be paid by the Buyer no later than three (3) months after the Effective Date of the CONTRACT.

(c) 3rd Instalment:

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The sum of United States Dollars Six Million Seven Hundred and Ninety One Thousand Seven Hundred (US$ 6,791,700.00) shall become due and payable and be paid within five (5) banking days from the date of cutting of the first steel plate for the VESSEL.

The BUILDER shall notify the BUYER by an email or a telefax that cutting of the first steel plate for the VESSEL has been undertaken, together with a statement/verification of the classification society confirming that the steel cutting has commenced and shall send an email demand for payment of this installment. In no event shall this instalment become payable earlier than 15 months prior to the delivery of the Vessel.

(d) 4th instalment

The sum of United States Dollars Six Million Seven Hundred and Ninety One Thousand Seven Hundred (US$ 6,791,700.00) shall become due and payable and be paid within five (5) banking days from the date of keel laying for the VESSEL.

The BUILDER shall notify the BUYER by an email or a telefax that keel-laying for the VESSEL has been undertaken, together with a statement/verification of the classification society confirming that the keel laying has been carried out and shall send an email demand for payment of this installment. In no event shall this instalment become payable earlier than 11 months prior to the delivery of the Vessel.

(e) 5th Instalment: (Payment upon Delivery of the VESSEL):

The sum of United States Dollars Forty Seven Million Five Hundred and Forty One Thousand Nine Hundred (US$47,541,900.00), with any increase or decrease thereto due to modifications and/or adjustments of the Contract Price in accordance with the provisions hereof, shall become due and payable and be paid by the BUYER concurrently with the delivery of the VESSEL.

The SELLER shall send to the BUYER an email or a telefax demand for this installment at least five (5) banking days prior to the scheduled date of delivery of the VESSEL.

4. METHOD OF PAYMENT:

(a) 1st Installment:

Subject always to the BUYER having received the Refund Guarantee (as defined in paragraph 7. below) via its bank an authenticated SWIFT from the SELLER’S bank the BUYER shall remit the amounts of the installment in accordance with clause 3(a) of Article

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II, by telegraphic transfer to the bank as stated in the Refund Guarantee for credit to the account of SELLER.

(b) 2nd Installment:

The BUYER shall remit the amount of this installment in accordance with clause 3(b) of Article II, by telegraphic transfer to the bank as stated in the Refund Guarantee for credit to the account of SELLER.

(c) 3rd Installment:

The BUYER shall remit the amount of this installment in accordance with clause 3(c) of Article II, by telegraphic transfer to the bank as stated in the Refund Guarantee for credit to the account of SELLER .

(d) 4th Installment:

The BUYER shall remit the amount of this installment in accordance with clause 3(d) of Article II, by telegraphic transfer to the bank as stated in the Refund Guarantee for credit to the account of SELLER.

(e) 5th Installment: (Payable upon Delivery of the VESSEL) :

The SELLER shall notify the BUYER Twenty (20) days prior to the scheduled delivery date. The BUYER shall, at least three (3) business days prior to the scheduled date of delivery of the VESSEL, make an irrevocable cash deposit in the name of the BUYER with the bank to be nominated by the SELLER, for a period of seven(7) days and covering the amount of this installment (as adjusted in accordance with the provisions of this Contract), with an irrevocable instruction that the said amount shall be released to the SELLER against presentation by the SELLER to the said bank nominated by the SELLER, of a fax or email copy of the Protocol of Delivery and Acceptance signed by the BUYER’s authorized representative and the SELLER. Interest accrued from such deposit, shall be for the benefit of the BUYER. If the BUYER’s bank will not effect a conditional payment for remittance of the 5th installment the parties will mutually agree another mechanism for payment.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid seven (7) days deposit period, the BUYER shall have the right to withdraw the said deposit plus accrued interest upon the expiry date. However, when the new scheduled delivery date has been agreed and notified to the BUYER by the SELLER, the BUYER shall make a cash deposit in accordance with the same terms and conditions as set out above.

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5.     PREPAYMENT:

The BUYER shall have the right to make prepayment of any and all instalments before delivery of the VESSEL, by giving to the SELLER at least Thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

6. SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY:

The BUYER shall, within Three (3) New York business days after receipt of the Refund Guarantee covering the 1st, 2nd, 3 rd, and 4th instalment as per Paragraph 7 of this Article, deliver to the SELLER an irrevocable and unconditional Letter of Guarantee (“Corporate Guarantee”) in the form annexed hereto as Exhibit “B” in favour of SELLER issued by HIMALAYA SHIPPING LIT (hereinafter called the “Corporate Guarantor”). This guarantee shall secure the BUYER’s obligations for the payment of the 2nd, 3rd and 4th instalments of the Contract Price.

7.    REFUNDS

All payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advance payments to the SELLER, and in the event this Contract is rescinded and/or cancelled by the BUYER, in accordance with the specific terms of this Contract permitting such rescission and/or cancellation, the SELLER shall refund to the BUYER in United States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this Contract, together with interest (at the rate set out in the respective provision thereof) from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund, together with interest as applicable, to the account specified by the BUYER.

As security to the BUYER, the BUILDER shall prior to the 1st instalment falling due, provide to the BUYER, a Refund Guarantee (the “Refund Guarantee”) covering the 1st, 2nd, 3rd and 4th instalments to be issued by, a branch of either China Construction Bank or Bank of China or Exim Bank of China or Bank of Communications, or Agricultural Bank of China, or Industrial & Commercial Bank of China, or China Merchant Bank, or Sinosure (Jiangsu Branch),or such other bank acceptable to the BUYER (the “Refund Guarantor”) at the BUILDER’s option and subject to BUYER’s approval, which shall not be unreasonably withheld.

However, in the event of any dispute between the SELLER and the BUYER with regard to the SELLER’s obligation to repay the instalment or instalments paid by the BUYER and to

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the BUYER’s right to demand payment from the SELLER’S bank, under its guarantee, and such dispute is submitted either by the SELLER or by the BUYER for arbitration in accordance with Article XIII hereof, the SELLER’S bank shall withhold and defer payment until the arbitration award between the SELLER and the BUYER is published. The SELLER’S bank shall not be obligated to make any payment unless the arbitration award orders the SELLER to make repayment. If the SELLER fails to honour the award, then the SELLER’S bank shall refund to the extent the arbitration award orders without delay according to normal international bank practice.

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ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth. It is hereby understood by all parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1. DELIVERY

(a)	No adjustment shall be made, and the Contract Price shall remain unchanged for the first Thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof ending as of twelve o’clock midnight of the thirtieth (30th) day of delay.

(b)	If the delivery of the VESSEL is delayed more than thirty (30) days from the Delivery Date, the Contract Price of the VESSEL shall be reduced by deducting therefrom the sum of United States Dollars Fifteen Thousand Five Hundred (US$ 15,500) per day from the thirty-first (31st) day till twelve o’clock midnight of the two hundred and tenth (210th) day after the Delivery Date, subject to a maximum deduction in any event (including in the event the BUYER consents to take the VESSEL at a date after the expiration of Two Hundred and ten (210) days delay of delivery in accordance with clause 1(c) of this Article or Two Hundred and Ten (210) days delay of delivery in accordance with clause 3 of Article VIII) not more than One Hundred Eighty (180) days at the above specified rate of reduction after the thirty (30) days’ allowance, amounting to a maximum of United States Dollars Two Million Seven Hundred and Ninety Thousand only (US$2,790,000 ).

Unless the parties hereto agree otherwise, the total reduction in the Contract Price shall be deducted from the fifth installment of the Contract Price.

(c)	If the delay in the delivery of the VESSEL continues for a period of Two Hundred and Ten (210) days after the Delivery Date, the BUYER may, at its option, rescind or cancel this Contract in accordance with the provisions of Article X of this Contract. The SELLER may at any time after the expiration of the aforementioned Two Hundred and Ten (210) days, if the BUYER has not served notice of cancellation pursuant to Article X of this Contract, notify the BUYER in writing of the date upon which the SELLER estimates the VESSEL will be ready for delivery and demand in writing that the BUYER make an election, in which case the BUYER shall, within Ten(10) business days after such demand is received by the BUYER, either notify the SELLER of its decision to rescind this Contract, or consent to take delivery of the VESSEL at a mutually agreed future date, it being understood and agreed by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of cancellation upon the same terms, as herein provided.

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(d)	For the purpose of this Article, the delivery of the VESSEL shall not be deemed delayed and the Contract Price shall not be adjusted or reduced when and if the Delivery Date of the VESSEL is extended by reason of causes and provisions of Articles V, VI, XI, XII and XIII hereof. The Contract Price shall not be adjusted or reduced if the delivery of the VESSEL is delayed by reason of permissible delays as defined in Article VIII hereof.

(e)	In the event that the SELLER is unable to deliver the Vessel on the newly planned delivery date as declared, the VESSEL can, nevertheless, be delivered by the SELLER at a date after such declared newly planned date.

In such circumstances, and for the purpose of determining the liquidated damages to the BUYER (according to the provisions of Paragraph 1(b) of this Article) and the BUYER’s right to cancel or rescind this Contract (according to the provisions of Paragraph 1(c) of this Article), the newly planned delivery date declared by the SELLER shall be treated or taken as having substituted the original Delivery Date as defined in Article VII. The BUYER’s aforesaid right for liquidated damages and to cancel or rescind this Contract shall not be accrued.

2.	SPEED

(a) The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the Specifications) being less than three tenth (3/10) of one knot below the Guaranteed Speed as specified in clause 4, Article I of this Contract.

(b) However, commencing with and including a deficiency of three tenth (3/10) of one knot in actual speed (as determined by the Trial Run after correction according to the Specifications) below the Guaranteed Speed, the Contract Price shall be reduced as follows:

In case of deficiency of less than 0.30 knot US$0.00

In case of deficiency at or above 0.3 but below 0.4 knot US$ 42,500 at or above 0.4 but below 0.5 knot US$95,000

at or above 0.5 but below 0.6 knot US$ 145,000

at or above 0.6 but below 0.7 knot US$ 200,000

at or above 0.7 but below 0.8 knot US$ 265,000

at or above 0.8 but below 0.9 knot US$ 350,000

at or above 0.9 but below 1.0 knot US$435,000

(c)	If the deficiency in actual speed (as determined by the Trial Run after correction according to the Specifications) of the VESSEL upon the Trial Run, is more than a knot below the

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Guaranteed Speed, the BUYER may at its option reject the VESSEL and rescind this Contract in accordance with provisions of Article X of this Contract, or may accept the VESSEL at a reduction of up to United States Dollars Four Hundred and Thirty Five Thousand only (US$435,000) in the Contract Price being the maximum.

3.	EXCESSIVE FUEL CONSUMPTION

(a)	The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the main engine, as determined by shop test in manufacturer’s works, as per the Specifications, is greater than the Guaranteed Fuel Consumption as specified in clause 5, Article I of this Contract if such actual excess is equal to or less than Six percent (6%).

(b)	However, if the actual fuel consumption as determined by shop trial is greater than Six percent (6%) above the Guaranteed Fuel Consumption, the Contract Price shall be reduced by the sum of United States Dollars Forty Two Thousand Five Hundred only (US$42,500) for each full one percent (1%) increase in fuel consumption in excess of the above said Six percent (6%) (fractions of one percent to be prorated).

(c)	If as determined by shop trial such actual fuel consumption of the main engine is more than ten percent (10%) in excess of the Guaranteed Fuel Consumption, the BUYER may, subject to the BUILDER’s right to effect replacement of a substitute engine or alterations of corrections as specified in the following sub-clause of Article III 3 (c) hereof, at its option, reject the VESSEL and rescind this Contract, in accordance with the provisions of Article X of this Contract or may accept the VESSEL at a reduction of up to United States Dollars One Hundred and Seventy Thousand only (US$170,000) in the Contract Price being the maximum.

If as determined by shop trial such actual fuel consumption of the Main Engine is more than ten percent (10%) in excess of the Guaranteed Fuel Consumption, the BUILDER may investigate the cause of the non-conformity and the proper steps may promptly be taken to remedy the same and to make whatever corrections and alterations and I or re-shop trial test or tests as may be necessary to correct such non-conformity without extra cost to the BUYER. Upon completion of such alterations or corrections of such nonconformity, the BUILDER shall promptly perform such further shop trials or any other tests, as may be deemed necessary to prove the fuel consumption of the Main Engine’s conformity with the requirement of this Contract and the Specifications and if found to be satisfactory, give the BUYER notice by telefax and / or telex confirmed in writing of such correction and as appropriate, successful completion accompanied by copies of such results, and the BUYER shall, within Three(3) business days after receipt of such notice, notify the BUILDER by telefax and / or telex confirmed in writing of its acceptance or reject the re-shop trial together with the reasons therefor. If the BUYER fails to notify the

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BUILDER by telefax and / or telex confirmed in writing of its acceptance or rejection of the re-shop trial together with the reasons therefor within Three(3) business days period as provided herein, the BUYER shall be deemed to have accepted the shop trial.

(d)	The Contract Price of the VESSEL shall not be affected nor changed if the actual gas consumption of the main engine, as determined by shop test in manufacturer’s works, as per the Specifications, is greater than the Guaranteed Gas Consumption as specified in clause 5, Article I of this Contract if such actual excess is equal to or less than Six percent (6%).

(e)	However, if the actual gas consumption as determined by shop trial is greater than Six percent (6%) above the Guaranteed Gas Consumption, the Contract Price shall be reduced by the sum of United States Dollars Forty-Two Thousand Five Hundred only (US$42,500) for each full one percent (1%) increase in gas consumption in excess of the above said Six percent (6%) (fractions of one percent to be prorated).

(f)	If as determined by shop trial such actual gas consumption of the main engine is more than ten percent (10%) in excess of the Guaranteed Gas Consumption, the BUYER may, subject to the BUILDER’s right to effect replacement of a substitute engine or alterations of corrections as specified in the following sub-clause of Article III 3 (f) hereof, at its option, reject the VESSEL and rescind this Contract, in accordance with the provisions of Article X of this Contract or may accept the VESSEL at a reduction of up to United States Dollars One Hundred and Seventy only (US$170,000) in the Contract Price being the maximum.

If as determined by shop trial such actual gas consumption of the Main Engine is more than ten percent (10%) in excess of the Guaranteed Gas Consumption, the BUILDER may investigate the cause of the non-conformity and the proper steps may promptly be taken to remedy the same and to make whatever corrections and alterations and / or re-shop trial test or tests as may be necessary to correct such non-conformity without extra cost to the BUYER. Upon completion of such alterations or corrections of such nonconformity, the BUILDER shall promptly perform such further shop trials or any other tests, as may be deemed necessary to prove the gas consumption of the Main Engine’s conformity with the requirement of this Contract and the Specifications and if found to be satisfactory, give the BUYER notice by telefax and / or telex confirmed in writing of such correction and as appropriate, successful completion accompanied by copies of such results, and the BUYER shall, within Three(3) business days after receipt of such notice, notify the BUILDER by telefax and / or telex confirmed in writing of its acceptance or reject the re-shop trial together with the reasons therefor. If the BUYER fails to notify the BUILDER by telefax and / or telex confirmed in writing of its acceptance or rejection of the re-shop trial together with the reasons therefor within Three(3) business days period as provided herein, the BUYER shall be deemed to have accepted the shop trial.

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4.	DEADWEIGHT

(a) In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the Specifications, the Contract Price shall not be decreased if such deficiency is Two Thousand and One Hundred (2,100) metric tons or less below the Guaranteed Deadweight as specified in clause 6 (a), Article I of this Contract.

(b) However, the Contract Price shall be decreased by the sum of United States Dollars Five Hundred only (US$500) for each full metric ton of such deficiency in excess of Two Thousand and One Hundred (2,100) metric tons.

(c)  In the event of a deficiency in the VESSEL’s actual deadweight in excess of Four Thousand Two Hundred (4,200) metric tons below the Guaranteed Deadweight, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X of this Contract, or may accept the VESSEL at a reduction of up to United States Dollars One Million Fifty Thousand (US$1,050,000) in the Contract Price being the maximum.

5.	EFFECT OF RESCISSION

It is acknowledged and agreed by the parties hereto that if the BUYER rescinds this Contract pursuant to any provision under this Article, the BUYER, subject to the provisions of Article X hereof, shall not be entitled to any liquidated damage or compensation.

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ARTICLE IV - SUPERVISION AND INSPECTION

1.	APPOINTMENT OF THE BUYER’S SUPERVISOR

The BUYER shall send in good time to and maintain at the BUILDER’s Shipyard, at the BUYER’s own cost and expense, one or more representative(s) who shall be duly accredited in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisor”) to supervise and survey the construction by the BUILDER of the VESSEL, her engines and accessories. The SELLER hereby warrants that, the necessary visa for the Supervisor to enter China will be issued in order on demand and without delay provided that the Supervisor meets with the rules, regulations and laws of the People’s Republic of China. The BUYER undertakes to give the SELLER adequate notice for the application of visas.

The Supervisor shall, within the limits of the authority conferred upon the Supervisor by the BUYER, make decisions or give advice to the BUILDER on behalf of the BUYER without undue delay on all matters arising out of, or in connection with, the construction of the VESSEL. The decision, approval or advice of the Supervisor shall be deemed to have been given by the BUYER if given within his authority.

2.	COMMENTS TO PLANS AND DRAWINGS

The parties hereto shall, within Thirty (30) days after signing of this Contract, mutually agree a list of all the plans and drawings, which are to be sent to the BUYER (herein below called “the LIST”).The plans and drawings specified in the LIST shall be sent to the BUYER at a reasonable rate in soft copy (PDF format), and the BUYER shall, within Twenty-one (21) days after receipt thereof, return such plans and drawings to the SELLER in soft copy (PDF format) with BUYER’s approval signature or comments, if any.

Concurrently with the arrival of the Supervisor at the BUILDER’s Shipyard, the BUYER shall notify the BUILDER in writing, stating the authority which the said Supervisor shall have, with regard to what the Supervisor can, on behalf of the BUYER, give comments to, as the case may be, including the plans and drawings specified in the LIST which have not yet been sent to the BUYER, but always in line with the Supervisor’s authority. The Supervisor shall, within Five (5) days after receipt thereof, return those plans and drawings with comments, if any.

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If the BUYER or BUYER’s representative fails to return plans and/or to send any comments in soft copy (PDF format), or other format accepted by the Builder, to the Builder within the said period, the Builder shall deem that these plans have been automatically approved.

Unless notification is given to the BUILDER by the Supervisor or the BUYER of the comments to any plans and drawings within the above designated period of time for each case, the said plans and drawings shall be implemented for construction by the BUILDER.

3.	SUPERVISION AND INSPECTION BY THE SUPERVISOR

The necessary inspection of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society, and/or inspection team of the BUILDER throughout the entire period of construction in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract and Specifications.

The Supervisor shall have, at all times until delivery of the VESSEL, the right to attend tests according to the mutually agreed test list and inspect the VESSEL, her engines, accessories and materials at the BUILDER’s Shipyard, its subcontractors or any other place where work is done or materials stored in connection with the VESSEL. In the event that the Supervisor discovers any construction or material or workmanship which does not or will not conform to the requirements of this Contract and the Specifications, the Supervisor shall promptly give the BUILDER a notice in writing as to such nonconformity, upon receipt of which the BUILDER shall correct such nonconformity if the BUILDER agrees with the BUYER. In any circumstances, the SELLER shall be entitled to proceed with the construction of the VESSEL even if there exists discrepancy in the opinion between the BUYER and the SELLER, without prejudice however to the BUYER’s right to submit the issue for determination by the Classification Society or arbitration in accordance with the provisions hereof. However the BUYER undertakes and assures the SELLER that the Supervisor shall carry out his inspections in accordance with the agreed inspection procedure and schedule and usual shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL. Once a test has been witnessed and approved by the BUYER or the Supervisor, the same test should not have to be repeated, provided it has been carried out in compliance with the requirements of the Classification Society and Specifications.

The BUILDER agrees to furnish free of charge the Supervisor with office space, and other reasonable facilities according to BUILDER’s practice at, or in the immediate vicinity of the shipyard, but the cost for the communication by telephone, telefax and email, whether for

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Chinese domestic or international communication and/or for any communication outside the shipyard, shall be borne by the BUYER . At all times, during the construction of the VESSEL until delivery thereof, the Supervisor shall be given free and ready access to the VESSEL, her engines and accessories, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the BUILDER, and the premises of subcontractors of the BUILDER, who are doing work, or storing materials in connection with the VESSEL’s construction. The travel expenses for the said access to SELLER’s subcontractors outside of Jingjiang shall be at BUYER’s account. The transportation, of any nature whatsoever, shall be provided to the Supervisor by the BUYER.

4.	LIABILITY OF THE SELLER

The Supervisor engaged by the BUYER under this Contract shall at all times be deemed to be in the employ of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, or to the Supervisor or the BUYER’s employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death, were caused by gross negligence of the SELLER, or of any of the SELLER’s employees or agents or subcontractors of the SELLER. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in China of the BUYER or of the Supervisor, or of the BUYER’s employees or agents, unless such damage, loss or destruction was caused by gross negligence of the SELLER, or of any of the employees, or agents or subcontractors of the SELLER.

5.	SALARIES AND EXPENSES

All salaries and expenses of the Supervisor, or any other employees employed by the BUYER under this Article, shall be for the BUYER’s account.

6.	REPLACEMENT OF SUPERVISOR

The SELLER has the right to request the BUYER in writing to replace any Supervisor who is reasonably deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction together with reasons. The BUYER shall investigate the situation by sending its representative to the BUILDER’s shipyard, if necessary, and if the BUYER considers that such

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SELLER’s request is justified, the BUYER shall effect the replacement as soon as conveniently arrangable.

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ARTICLE V - MODIFICATION, CHANGES AND EXTRAS

1. HOW EFFECTED

The Specifications and Plans in accordance with which the VESSEL is constructed, may be modified and/or changed at any time hereafter by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER’s reasonable judgment, adversely affect the BUILDER’s other commitments and provided further that the BUYER shall assent to adjustment of the Contract Price, time of delivery of the VESSEL and other terms of this Contract, if any, as hereinafter provided. Subject to the above, the SELLER hereby agrees to use the SELLER’s best efforts to accommodate such reasonable requests by the BUYER so that the said changes and/or modifications may be made at a reasonable cost and within the shortest period of time which is reasonable and possible. Any such agreement for modifications and/or changes shall include an agreement as to the increase or decrease, if any, in the Contract Price of the VESSEL together with an agreement as to any extension or reduction in the time of delivery, or any other amendments to tins Contract, or the Specifications or Plans occasioned by such modifications and/or changes. The aforementioned agreement to modify and/or to change the Specifications and/or Plans may be effected by an exchange of duly letters, which can be sent by telefax or email, evidencing such agreement. The letters and telefax and emails exchanged by the parties hereto pursuant to the foregoing shall constitute an amendment of the Specifications and/or Plans under which the VESSEL shall be built, and such letters and telefax and emails shall be deemed to be incorporated into this Contract and the Specifications and/or Plans by reference and made a part hereof. Upon consummation of the agreement to modify and/or to change the Specifications and/or Plans, the SELLER shall alter the construction of the VESSEL in accordance therewith, including any additions to, or deductions from, the work to be performed in connection with such construction. If due to whatever reasons, the parties hereto shall fail to agree on the adjustment of the Contract Price or extension of time of delivery or modification of any terms of this Contract which are necessitated by such modifications and/or changes, then the SELLER shall have no obligation to comply with the BUYER’s request for any modification and/or changes.

2. CHANGES IN RULES AND REGULATIONS, ETC.

(1)	If, after the date of signing this Contract, any requirements as to the rules and regulations as specified in this Contract and the Specifications to which the construction of the VESSEL is required to conform, are altered or changed (as provided for in paragraph 2 of Article 1) by the Classification Society or the other regulatory bodies authorized to make

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such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in full to each other in writing, whereupon within Fifteen (15) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made in the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall promptly comply with such alterations or changes, if any, in the construction of the VESSEL, provided that the BUYER shall first agree:

(a)	As to any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	As to any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

(c)	As to any increase or decrease in the guaranteed speed and/or cubic capacity and/or deadweight of the VESSEL, if such compliance results in increased or reduced speed and/or deadweight; and/or

(d)	As to any other alterations in the terms of this Contract or of Specifications or both, if such compliance makes such alterations of the terms necessary.

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided above for modifications and/or changes of the Specifications and/or Plans.

(2)	If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and cubic capacity and deadweight or providing additional security to the SELLER or any alteration of the terms of this Contract, if any, then the SELLER shall be entitled to proceed with the construction of the VESSEL in accordance with, and the BUYER shall continue to be bound by, the terms of this Contract and Specifications without making any such alterations or changes.

However, if the alterations or changes are compulsorily required to be made by Class or IMO Rules for successful delivery of the VESSEL to the BUYER, then, notwithstanding any dispute between the parties relating to the adjustment of the Contract Price or extension of the time for delivery or decrease of the guaranteed speed and deadweight or any other respect, the SELLER shall promptly comply with such alterations or changes. The BUYER shall, in any event, bear the reasonable costs and expenses for such alterations or changes (and, in the absence of mutual agreement, the amount thereof and/or any other discrepancy

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such as but not limited to the extension of Delivery Date, etc. to be determined by arbitration in accordance with Article XIII of this Contract).

3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time to effect delivery of the VESSEL, the SELLER may, provided the SELLER shall provide adequate evidence and the BUYER so agrees in writing, supply other materials and/or equipment of the equivalent quality, capable of meeting the requirements of the Classification Society and of the rules, regulations, requirements and recommendations with which the construction of the VESSEL must comply.

4. BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the BUILDER at its shipyard the items as specified in the Specifications which the BUYER shall supply on BUYER’s account by the time designated by the SELLER.

Should the BUYER fail to deliver to the BUILDER such items within the time specified, the delivery of the VESSEL shall automatically be extended for a period of such delay, provided such delay in delivery of the BUYER’s supplied items shall affect the delivery of the VESSEL. In such event, the BUYER shall (subject to the SELLER’s obligation to mitigate any loss or damage) pay to the SELLER all losses and damages sustained and properly evidenced by the SELLER due to such delay in the delivery of the BUYER’s supplied items and such payment shall be made upon delivery of the VESSEL Provided that the BUYER shall not, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from such delay including, without limitation, loss of time, loss of profit or earnings.

Furthermore, if the delay in delivery of the BUYER’s supplied items should exceed Fifteen (15) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’s right hereinabove provided, and the BUYER shall (subject to the terms of the Contract) accept the VESSEL so completed, provided it otherwise being in compliance with the Contract and the Specifications.

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The BUILDER shall be responsible for storing and handling of the BUYER’s supplies as specified in the Specifications after delivery to the BUILDER and shall install them on board the VESSEL at the SELLER’s cost and expense.

Upon arrival of such shipment of the BUYER’s supplied items, the BUILDER and the BUYER shall undertake a joint unpacking inspection. If any damages are found so that the BUYER’s supplied items are not suitable for installation, the BUILDER shall be entitled to refuse to accept the BUYER’s supplied items.

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ARTICLE VI - TRIALS

1. NOTICE

The BUYER and the Supervisor shall receive from the SELLER at least Twenty (20) days’ notice in advance and Seven (7) days definite notice in advance by notification sent by telefax or email, of the time and place of the VESSEL’s sea trial as described in the Specifications (hereinafter referred to as “the Trial Run”) and the BUYER and the Supervisor shall promptly acknowledge receipt of such notice. The BUYER’s representatives and/or the Supervisor shall be on board the VESSEL to witness such Trial Run, and to check upon the performance of the VESSEL during the same. Failure of the BUYER’s representatives to be present at the Trial Run of the VESSEL, after due notice to the BUYER and the Supervisor as provided above, shall have the effect to extend the date for delivery of the VESSEL by the period of delay caused by such failure to be present. However, if the Trial Run is delayed more than Seven (7) days by reason of the failure of the BUYER’s representatives to be present after receipt of due notice as provided above, then in such event, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the BUILDER may conduct such Trial Run without the BUYER’s representatives being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate jointly signed by the BUILDER and the Classification Society certifying that the VESSEL, after Trial Run subject to minor alterations and corrections as provided in this Article, if any, is found to conform to the Contract and Specifications. The SELLER hereby warrants that the necessary Invitation Letter for the BUYER’s representatives to enter China will be issued in order on demand and without delay and if not the Trial Run shall be postponed until after the BUYER’s representatives have arrived at the BUILDER’s shipyard, and any delays as a result thereof shall not count as a permissible delay under Article VIII hereof. However, should the nationalities and other personal particulars of the BUYER’s representatives be not acceptable to the SELLER in accordance with its best understanding of the relevant rules, regulations and/or Laws of the People’s Republic of China then prevailing, then the BUYER shall, on the receipt of the SELLER’s telefax or email demand, effect replacement of all or any of them immediately. Otherwise the Delivery Date as stipulated in Article VII hereof shall be extended by the delays so caused by the BUYER. In the event of unfavourable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties hereto recognize that the weather conditions in Chinese waters in which the Trial Run is to take place are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run of the VESSEL, the weather should suddenly become unfavourable, as would have precluded the continuance of the Trial Run, the Trial Run of the VESSEL shall be discontinued and postponed until the first favourable day next following,

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unless the BUYER shall assent by telefax or email and confirm in writing of its acceptance of the VESSEL on the basis of the Trial Run made prior to such sudden change in weather conditions. In the event that the Trial Run is postponed because of unfavourable weather conditions, such delay shall be regarded as a permissible delay, as specified in Article VIII hereof.

2. HOW CONDUCTED

(a)	All expenses in connection with Trial Run of the VESSEL are to be for the account of the BUILDER, who, during the Trial Run and when subjecting the VESSEL to Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in the Specifications and shall prove fulfilment of the performance required for the Trial Rim as set forth in the Specifications.

The course of Trial Run shall be determined by the BUILDER and shall be conducted within the trial basin equipped with speed measuring facilities.

(b)	The BUILDER shall provide the VESSEL with the required quantities of water, fuel oil and greases with exception of lubrication oil and hydraulic oil which shall be supplied by the BUYER for the conduct of the Trial Run or Trial Runs as prescribed in the Specifications. The fuel oil and greases supplied by the SELLER, and lubricating oil and hydraulic oil supplied by the BUYER shall be in accordance with the applicable engine specifications, and the cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Runs shall be for the account of the BUILDER.

3. TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance “with sub-paragraph (b) of the preceding Paragraph 2 hereof the BUILDER shall provide the VESSEL with the required quantity of fresh water and other stores necessary for the conduct of the Trial Run. The necessary ballast (fresh and sea water and such other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the Specifications, shall be for the BUILDER’s account.

4. METHOD OF ACCEPTANCE OR REJECTION

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(a)	As soon as practicable after satisfactory completion of the Trial Run, the BUILDER shall provide to the BUYER a written report thereof and notice that the BUILDER considers that the results of the Trial Run indicate conformity of the VESSEL to this Contract and the Specifications. The BUILDER’s notice can be sent by email with the report attached confirmed in writing. The BUYER or the BUYER’s Supervisor shall within Six (6) days after receipt by them of the BUILDER’s report and notice referred to above, notify the BUILDER by telefax or email confirmed in writing of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefor.

(b)	However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this Contract and Specifications, then the BUILDER shall investigate with the Supervisor the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations and/or reTrial Run or Runs as may be necessary without extra cost to the BUYER, and upon notification by the BUILDER of completion of such alterations or corrections and/or re-trial or re-trials, the BUYER shall, within Six (6) days thereafter, notify the SELLER by letter sent by telefax or email of its acceptance of the VESSEL or of the rejection of the VESSEL together with the reason therefor on the basis of the alterations and corrections and/or re-trial or re-trials by the BUILDER.

(c)	In the event that the BUYER fails to notify the SELLER by letter sent by telefax or email of its acceptance or rejection of the VESSEL together with the reason therefor within the Six (6) days period as provided for in the above sub-paragraphs (a) and (b), the BUYER shall be deemed to have accepted the VESSEL.

(d)	Any dispute arising among the parties hereto as to the result of any Trial Run or further tests or trials, as the case may be, of the VESSEL shall be solved by reference to arbitration as provided in Article XIII hereof.

(e)	Nothing herein shall preclude the BUYER from accepting the VESSEL with its qualifications and/or remarks following the Trial Run and/or further tests or trials as aforesaid and the SELLER shall be obliged to comply with and/or remove such qualifications and/or remarks (if such qualifications and/or remarks are acceptable to the SELLER) at the time before effecting delivery of the VESSEL to the BUYER under this Contract.

5. DISPOSITION OF SURPLUS CONSUMABLE STORES

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Should any amount of fuel oil, fresh water, or other unbroached consumable stores furnished by the BUILDER for the Trial Run or Trial Runs remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the current market price (including VAT if any) at the port of delivery thereof, and payment by the BUYER shall be effected as provided in Article II 3 (e) and 4 (e) of this Contract.

The BUYER shall supply lubricating oil and hydraulic oil for the purpose of Trial Runs at its own expenses and the SELLER will reimburse for the amount of lubricating oil and hydraulic oil actually consumed for the said Trial Run or Trial Runs at the original price incurred by the BUYER and payment by the SELLER shall be effected as provided in Article II 3(e) and 4(e) of this Contract.

6. EFFECT OF ACCEPTANCE

The BUYER’s acceptance of the VESSEL by letter sent by telefax or email notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery by the SELLER of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as hereinafter set forth.

If, at the time of delivery of the VESSEL, there are deficiencies in the VESSEL, such deficiencies should be resolved in such way that if the deficiencies are of minor importance, and do not in any way affect the safety or the operation of the VESSEL, its crew, passengers or cargo and provided that the Classification Society has received all requested and necessary information or documents from the BUYER so as to be able to issue all certificates under Article VII, Clause 3(f) and the Classification Society has issued all certificates under Article VII, Clause 3(f) the SELLER shall be nevertheless entitled to tender the VESSEL for delivery and the BUYER shall be nevertheless obliged to take delivery of the VESSEL.

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ARTICLE VII - DELIVERY

1.	TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at the BUILDER’s Shipyard in accordance with the Specifications and with all Classification and Statutory Certificates free of recommendation and/or remarks provided that the Buyer has already provided to the extent applicable all necessary information or documents in accordance with the requirement of Classification Society and Statutory and after completion of Trial Run (or, as the case may be, reTrial or reTrials) and acceptance by the BUYER in accordance with the provisions of Article VI hereof on or before April 8, 2023, provided that, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of the Contract permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly, but if the time for delivery falls after 1 December and before 5 January the delivery shall be postponed a date after 6 January at no additional cost to the BUYER.

The aforementioned date or such later date to which delivery is extended pursuant to the terms of this Contract is hereinafter called the “Delivery Date”.

2.	WHEN AND HOW EFFECTED

Provided that the BUYER and the SELLER shall each have fulfilled all of their respective obligations as stipulated in this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the SELLER and the BUYER, one to the other, of the Protocol of Delivery and Acceptance, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER, which Protocol shall be prepared in quadruplicate and executed by duly authorised representatives of each of the parties hereto.

3.	DOCUMENTS TO BE DELIVERED TO THE BUYER

The SELLER shall provide to the BUYER, at least Twenty (20) days prior to the Delivery, drafts of the documents listed below. Upon acceptance of the VESSEL by the BUYER, the SELLER shall deliver to the BUYER the following authenticated documents (subject to the provision contained in Article V 2 hereof) which shall accompany the aforementioned Protocol of Delivery and Acceptance:

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(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDER pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare parts and the like, all as specified in the Specifications, made by the BUILDER.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the BUILDER referred to under Paragraph 5 of Article VI hereof.

(d)	FINISHED DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications, made by the BUILDER.

(e)	PROTOCOL OF DEADWEIGHT AND INCLINING EXPERIMENT, made by the BUILDER

(f)	ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to the Specifications.

Certificates shall be issued by relevant Authorities or Classification Society. The VESSEL shall comply with the above rules and regulations which are in force at the time of signing this Contract. All the certificates shall be delivered in One (1) original to the VESSEL and Two (2) copies to the BUYER.

If the full term certificate or certificates are unable to be issued at the time of delivery by the Classification Society or any third party other than the BUILDER, then the provisional certificate or certificates as issued by the Classification Society or the third party other than the BUILDER with the full term certificates to be furnished by the BUILDER as soon as possible after delivery of the VESSEL and in any event before the expiry of the provisional certificates shall be acceptable to the BUYER.

(g)	DECLARATION OF WARRANTY issued by the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its sub-contractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery.

(h)	COMMERCIAL INVOICE made by the SELLER.

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(i)	BILL OF SALE made by the SELLER.

(j)	Builder’s Certificate made by the BUILDER.

(k)	Non-registration Certificate made by the BUILDER.

(l)	Any other documents reasonably required by the flag authority and/or the financial institutions or banks providing financing to the BUYER.

4.	TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery thereof, as stated above, it being expressly understood that, until such delivery is effected, title to the VESSEL, and her equipment, shall remain at all times with the SELLER and are at the entire risk of the SELLER.

5.	REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall remove the VESSEL from the premises of the BUILDER within Seven (7) days after delivery and acceptance thereof is effected. If the BUYER does not remove the VESSEL from the premises of the BUILDER within the aforesaid Seven (7) days, then, in such event, without prejudice to the SELLER’s right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

6.	TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, the SELLER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.

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ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY AND SELLER’S INSOLVENCY

1. CAUSE OF DELAY

If, at any time before actual delivery, either the construction of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to war, blockade, revolution, insurrection, mobilization, civil commotions, riots, strikes (but not strikes or industrial disputes at the BUILDER’s Shipyard or between the SELLER and its employees or any of the SELLER’S subcontractors and their employees), sabotage, lockouts, local temperature higher than 35 degrees centigrade, Acts of God or the public enemy, terrorism, plague or other epidemics, quarantines, prolonged failure or restriction of electric current from an outside source but only if of a general nature and not limited solely to the SELLER, freight embargoes, earthquakes, tidal waves, typhoons, hurricanes, storms or other causes beyond the control of the SELLER or of its sub-contractors, as the case may be, or by other causes, events or circumstances beyond control of the SELLER,, whether of nature indicated by the forgoing or not, or by destruction of the BUILDER’s works or the works of its sub-contractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the SELLER or its sub-contractors as the case may be, or due to the bankruptcy of the equipment and/or material supplier or suppliers provided the SELLER has exercised due diligence in its choice of supplier, then, in the event of delay due to the happening of any of the aforementioned contingencies, the SELLER shall not be liable for such delay and the time for delivery of the VESSEL under this Contract shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of rescission and/or cancellation under Paragraph 3 of this Article and subject however to all relevant provisions of this Contract which authorize and permit extension of the time of delivery of the VESSEL.

Should the physical delivery of the VESSEL, or the fulfilment of any of the BUYER’s obligations, become impossible due to an official prohibition or travel restrictions imposed by any relevant (including crew’s nationality) local or national government related to COVID-19 and/or its variants provided that the BUYER has already exercise their best endeavours to minimize the impact or affection of such COVID-19 and/or its variants, it shall not be considered a breach under this CONTRACT.

In addition, should the exercise of any of the BUYER’s rights during VESSEL’s construction including but not limited to, failure or inability of BUYER’s REPRESENTATIVE’s to be present or attend during sea trials, inspections and tests, become impossible due to an official prohibition

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or travel restrictions imposed by the local or national government related to COVID-19 and/or its variants Provided that the BUYER has already exercise their best endeavours to minimize the impact or affection of COVID-19, it shall not be considered as a waiver of BUYER’s rights under this CONTRACT.

The BUILDER shall keep the BUYER closely posted of any local restrictions relating to COVID-19 and/or its variants including, but not limited to, quarantines of crew and local and international travel restrictions to allow the BUYER to plan accordingly. The BUYER shall exercise their best endeavours to comply with all local regulations and restrictions to allow them to perform all their obligations under the CONTRACT. All relevant cost for above mentioned quarantines of crew and BUYER’s representatives should be borne by the BUYER.

However, it is understood that in the event of new regulations or tightening or re-imposition of regulations relating to COVID-19 and/or its variants, any specific non-performance by the BUYER as a direct result of such tightening or re-imposition of COVID-19 regulations shall not be considered a breach under this CONTRACT, provided that the BUYER shall prove with evidence of that any such non-performance is as a consequence of such tightening or re-imposition of COVID-19 regulations and shall exercise their best endeavours to minimize the impact and duration of any such non-performance to the minimum extent possible. However any delay in delivery of the VESSEL caused by any such non-performance shall be treated as a permissible delay under Article VIII of the CONTRACT.

It is also understood that in the event of a total lockdown imposed by the local or national government related to COVID-19 and/or its variants which will have as a direct effect the stoppage of all works and the complete suspension of the VESSEL’s construction, then same will be the sole reason for which such suspension of works will be considered as a permissible delay in accordance with the respective Article VIII of the CONTRACT.

2. NOTICE OF DELAY

Within Seven (7) days from the date of commencement of any delay on account of which the SELLER claims that it is entitled under this Contract to an extension of the time for delivery of the VESSEL, the SELLER shall advise the BUYER by letter sent by telefax or email, of the date such delay commenced, and the reasons therefor. A failure to so notify the BUYER shall bar the SELLER from an extension of the Delivery Date.

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Likewise within Seven (7) days after such delay ends, the SELLER shall advise the BUYER in writing or by letter sent by telefax or email, of the date such delay ended, and also shall specify the maximum period of the time by which the date for delivery of the VESSEL is extended by reason of such delay. Failure of the BUYER to acknowledge the SELLER’s notification of any claim for extension of the Delivery Date within Ten (10) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension.

3. RIGHT TO RESCIND AND/OR CANCEL FOR EXCESSIVE DELAY

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article aggregate to Two Hundred and Twenty Five (225) days or more, or if the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article and non-permissible delays as described in Paragraph 1 of Article III aggregate to Two Hundred and Seventy (270) days or more, in any circumstances, excluding delays due to arbitration as provided for in Article XIII hereof or due to default in performance by the BUYER, or due to delays in delivery of the BUYER’s supplied items, and excluding delays due to causes which, under Article V, VI, XI and XII hereof, permit extension or postponement of the time for delivery of the VESSEL, then in such event, the BUYER may in accordance with the provisions set out herein rescind and/or cancel this Contract by serving upon the SELLER notice of rescission and/or cancellation in accordance with the provisions of Article X of this Contract. The SELLER may, at any time, after the accumulated time of the aforementioned delays justifying rescission and/or cancellation by the BUYER as above provided for, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within Twenty (20) days after such demand is received by the BUYER either notify the SELLER of its intention to rescind and/or cancel, or consent to an extension of the time for delivery to a mutually agreed future date, it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission and/or cancellation as specified in this Contract, the BUYER shall have the same right of rescission and/or cancellation upon the same terms as hereinabove provided.

4. DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 of this Article excluding any other extensions of a nature which under the terms of this Contract permit postponement of the Delivery Date, shall be understood to be (and are herein referred to as) permissible delays, and are to be distinguished from non-permissible delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article III hereof. Such delays must be continuous for a period of at least One (1) day (based on a full Eight (8) hour

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working day), otherwise the BUILDER cannot claim an extension to the Delivery Date for such individual events.

Delays on account of such causes as provided for in Paragraph 1 of this Article shall not count as permissible delays if the events were caused by the error, neglect, act or omission of the BUILDER or its sub-contractors. The BUILDER shall use all reasonable efforts to avoid and minimise the effects such events have on the delivery of the VESSEL.

5.  RIGHT TO RESCIND AND/OR CANCEL FOR SELLER’S INSOLVENCY

If an order is made by any competent court or resolutions are passed by the Board of Directors and/or shareholders of the SELLER or proceedings are commenced for the appointment of a liquidator, receiver or trustee, or similar officer, or in the case of the SELLER’S bankruptcy, suspension of payments or similar events or if proceedings are commenced for a winding-up, dissolution or reorganisation of the SELLER (otherwise than in connection with a solvent reorganisation) the BUYER shall be entitled to rescind and/or cancel this Contract by serving upon the SELLER notice of rescission and/or cancellation in accordance with the provisions of Article X of this Contract.

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ARTICLE IX - WARRANTY OF QUALITY

1. GUARANTEE OF MATERIAL AND WORKMANSHIP

The SELLER, for a period of Twelve (12) months following delivery to the BUYER of the VESSEL, guarantees the VESSEL, her hull and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the SELLER and/or its sub-contractors under this Contract including material, equipment (however excluding any parts for the Vessel which have been supplied by or on behalf of the BUYER) against all defects which are due to defective materials, and/or poor workmanship.

If, as a result of the guarantee works, the VESSEL has been lying idle continuously for a period in excess of Thirty (30) days, the guarantee period shall be extended by the total number of such days (counting from the first day the VESSEL is idle) that fall within the guarantee period, whether or not other work was carried out during such period.

In the event that within the guarantee period of twelve (12) months any repairs are carried out or replacements are provided by the Builder or its subcontractors, the guarantee period in respect of such repairs or replacements shall be extended for a period of twelve (12) months from the date upon which same are effected but the maximum Guarantee Period in total shall be in no circumstances beyond eighteen (18) months from the delivery of the Vessel.

2. NOTICE OF DEFECTS

The BUYER shall notify the SELLER by letter sent by telefax or email, as promptly as possible, after discovery of any defect or deviations for which a claim is made under this guarantee. The BUYER’s written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of the guarantee, unless notice of such defects, is received by the SELLER not later than Thirty (30) days after such expiry date. Telefax or emailed advice with brief details explaining the nature of such defect and extent of damage within Thirty (30) days after such expiry date and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3. REMEDY OF DEFECTS

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The SELLER shall remedy at its expense any defects, against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacement. Such repairs and/or replacement will be made by the SELLER.

However, if it is impractical to make the repair by the SELLER, and if forwarding by the SELLER of replacement parts, and materials cannot be accomplished without impairing or delaying the operation or working of the VESSEL, then, in any such event, the BUYER shall, cause the necessary repairs or replacements to be made elsewhere at the discretion of the BUYER provided that the BUYER shall first and in all circumstances, as soon as possible, give the SELLER notice by telefax or email of the time and place such repairs will be made and, if the VESSEL is not thereby delayed, or her operation or working is not thereby delayed, or her operation or working is not thereby impaired, the SELLER shall have the right to verify by its own representative(s) or that of Classification Society the nature and extent of the defects complained of. The SELLER shall, in such cases, promptly advise the BUYER, by telefax or email, after such examination has been completed, of its acceptance or rejection of the defects as ones that are subject to the guarantee herein provided. In all minor cases, the Guarantee Engineer, as hereinafter provided for, will act for and on behalf of the SELLER.

In any circumstances as set out below, the SELLER shall immediately pay to the BUYER in United States Dollars by telegraphic transfer the actual cost for such repairs or replacements including forwarding charges, or at the average cost for making similar repairs or replacements including forwarding charges as quoted by a leading shipyard each in China, South Korea and Singapore whichever is lower:

(a)	Upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or

(b)	If the SELLER neither accepts nor rejects the defects as above provided, nor requests arbitration within Thirty (30) days after its receipt of the BUYER’s notice of defects.

Any dispute shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4. EXTENT OF THE SELLER’S LIABILITY

The SELLER shall have no obligation and/or liabilities with respect to defects discovered after the expiration of the period of guarantee specified above.

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The SELLER shall be liable to the BUYER for defects and damages caused by any of the defects specified in Paragraph 1 of this Article provided that such liability of the SELLER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The SELLER shall not be obligated to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’s liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, accidents, negligence, or wilful neglect, on the part of the BUYER, its employees or agents including the VESSEL’s officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or sub-contractors. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their sub-contractors.

Upon delivery of the VESSEL to the BUYER, in accordance with the terms of the Contract, the SELLER shall thereby and thereupon be released of all responsibility and liability whatsoever and howsoever arising under or by virtue of this Contract (save in respect of those obligations to the BUYER expressly provided for in this Article IX) including without limitation, any responsibility or liability for defective workmanship, materials or equipment, design or in respect of any other defects whatsoever and any loss or damage resulting from any act, omission or default of the SELLER. The SELLER shall not, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from any cause whatsoever including, without limitation, loss of time, loss of profit or earnings or demurrage directly from any commitments of the BUYER in connection with the VESSEL.

The guarantee of material and workmanship provided in this Article and the obligations and the liabilities of the SELLER under this Article are exclusive and in lieu of and the BUYER hereby waives all other remedies, warranties, guarantees or liabilities, express or implied, arising by law or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’s negligence. This guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of the SELLER, and the BUYER.

5. GUARANTEE ENGINEER

If requested by the Buyer, however such request shall be made at least three months prior to the scheduled Delivery Date of the VESSEL, the BUILDER shall appoint one Guarantee

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Engineer to serve the VESSEL as the BUILDER’s representative(s) for a period of Six (6) months from the delivery of the VESSEL. The BUYER, and its employees, shall give such Guarantee Engineer(s) full co-operation in carrying out his/their duties as the representative(s) of the BUILDER on board the VESSEL. The BUYER shall accord the Guarantee Engineer(s) the treatment comparable to the VESSEL’s Chief Engineer, and shall provide him with accommodation and subsistence at no cost to the BUILDER and/or the Guarantee Engineer(s).

The BUYER shall pay to the Guarantee Engineer(s) the sum of United States Dollars Three Thousand Five Hundred only (US$ 3,500.00) per month per person to cover his/their miscellaneous expenses including wages and also the BUYER shall pay the expense of repatriation to Jingjiang, the People’s Republic of China by air upon termination of his/their service, the expense of his/their communications with the BUILDER when made in performance of his/their duties as the Guarantee Engineer(s) and the expenses, if any, of his/their medical and hospital care. The BUYER, its successor(s) and/or assign(s), shall be liable to and indemnify the BUILDER and/or the Guarantee Engineer(s) and/or the SELLER for personal injuries, including death and damages to, or loss or destruction of property of the Guarantee Engineer(s), if such death, injuries, damages, loss and/or destruction were caused by gross negligence or wilful misconduct of the BUYER, its successor(s) and/or assign(s) or its employees and/or agents.

Pertaining to the detailed particulars of this Paragraph, an agreement will be made according to this effect between the parties hereto upon delivery of the VESSEL.

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ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY THE BUYER

1.	All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advance to the SELLER. In the event the BUYER shall exercise its right of rescission and/or cancellation of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or by letter sent by telefax or email confirmed in writing, and such rescission and/or cancellation shall be effective as of the date the notice thereof is received by the SELLER.

2.	Thereupon the SELLER shall refund in United States Dollars immediately to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER disputes the BUYER’s rescission and/or cancellation by instituting arbitration in accordance with Article XIII. If the BUYER’s cancellation and/or rescission of this Contract is disputed by the SELLER by instituting arbitration as aforesaid, then no refund shall be made by the SELLER, and the BUYER shall not be entitled to demand repayment from the SELLER’s Refund Guarantee bank under its guarantee until the arbitration award, which shall be in favour of the BUYER, declaring the BUYER’s rescission and/or cancellation justified, is made and delivered to the SELLER and the BUYER by the arbitration tribunal. In the event the SELLER is obligated to make refundment, the SELLER shall pay the BUYER interest in United States Dollars at the rate of Four point five percent (4.5%) per annum, on the amount required herein to be refunded to the BUYER computed from the respective dates when such sums were received by the SELLER’s bank, from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER.

3.	Upon such refund by the SELLER to the BUYER all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

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ARTICLE XI - BUYER’S DEFAULT

1. DEFINITION OF DEFAULT

The BUYER shall be deemed in default of its obligation under the Contract if any of the following events occurs:

(a)	The BUYER fails to pay the First or Second or Third or Fourth instalment to the SELLER when any such instalment becomes due and payable under the provisions of Article II hereof provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article II hereof and the Refund Guarantee for the instalment; or

(b)	The BUYER fails to pay the Fifth instalment to the SELLER in accordance with Paragraph 3(e) and 4(e) of Article II hereof provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article II hereof; or

(c)	The BUYER fails to deliver to the SELLER irrevocable and unconditional Letter of Guarantee to be issued by HIMALAYA SHIPPING LTD within the time specified in accordance with Paragraph 6 of Article II hereof; or

(d)	The BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER in accordance with the Contract and under the provisions of Article VII hereof.

2. NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by letter sent by telefax or email by no later than Ten (10) days after the date of occurrence of the default as provided by Paragraph 1 of this Article and the BUYER shall forthwith acknowledge by telefax or email to the SELLER that such notification has been received. In case the BUYER does not give the aforesaid telefax or email acknowledgment to the SELLER within Five (5) days it shall be deemed that such notification has been duly received by the BUYER.

3. INTEREST AND CHARGE

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(a)	If the BUYER is in default of payment as to any instalment as provided in Paragraph 1 (a) and/or 1 (b) of this Article, the BUYER shall pay interest on such instalment at the rate of Four point five percent (4.5%) per annum until the date of the payment of the full amount, including all aforesaid interest. In case the BUYER shall fail to take delivery of the VESSEL when required to as provided in Paragraph 1 (d) of this Article, the BUYER shall be deemed in default of payment of the Fifth instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER, as provided in Article VII Paragraph 6 hereof.

(b)	In any event of default by the BUYER under 1 (a) or 1 (b) or 1 (c) or 1 (d) above, the BUYER shall also pay all reasonable costs, charges and expenses incurred by the SELLER in consequence of such default.

4. DEFAULT BEFORE DELIVERY OF THE VESSEL

(a)	If any default by the BUYER occurs as defined in Paragraph 1 (a) or 1 (b) or 1 (c) or 1 (d) of this Article, the Delivery Date shall, at the SELLER’s option, be postponed for a period of continuance of such default by the BUYER.

(b)	If any such default as defined in Paragraph 1 (a) or 1 (b) or 1 (c) or 1 (d) of this Article committed by the BUYER continues for a period of Twenty (20) days after the date of the SELLER’s notice of default as provided for in Paragraph 2 above, then, the SELLER shall have all following rights and remedies:

(i)	The SELLER may, at its option, rescind and/or cancel this Contract, provided that the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER by letter sent by telefax or email. Upon receipt by the BUYER of such telefax or email notice of rescission and/or cancellation, all of the BUYER’s Supplies shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii)	In the event of such rescission and/or cancellation of this Contract, the SELLER shall be entitled to retain any instalment or instalments of the Contract Price paid by the BUYER to the SELLER on account of this Contract; and

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(iii)	(Applicable to any BUYER’s default defined in 1(a) of this Article) the SELLER shall, without prejudice to the SELLER’S right to recover from the BUYER the 5th instalment, interest, costs and/or expenses by applying the proceeds to be obtained by sale of the VESSEL in accordance with the provisions set out in this Contract, have the right to declare all unpaid 2nd, 3rd and 4th instalments to be forthwith due and payable, and upon such declaration, the SELLER shall have the right to immediately demand the payment of the aggregate amount of all unpaid 2nd, 3rd and 4th instalments from the Corporate Guarantor in accordance with the terms and conditions of the guarantee issued by the Corporate Guarantor.

5. SALE OF THE VESSEL

(a)	In the event of rescission and/or cancellation of this Contract as provided for above, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER thinks fit without being answerable for any loss or damage occasioned to the BUYER thereby.

In the case of sale of the VESSEL, the SELLER shall give telefax, or email, or written notice to the BUYER.

(b)	In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid instalments and/or unpaid balance of the Contract Price and interest on such instalment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)	In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL (such costs of construction, as herein mentioned, shall include but are not limited to all costs of labour and/or prices paid or to be paid by the BUILDER for the equipment and/or technical design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the instalments so retained by the SELLER, and compensation to the

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SELLER for a reasonable sum of loss of profit due to the rescission and/or cancellation of this Contract.

(d)	In either of the above events of sale, if the proceed of sale exceeds the total of the amounts to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excesses to the BUYER without interest, provided, however that the amount of each payment to the BUYER shall in no event exceed the total amount of instalments already paid by the BUYER and the cost of the BUYER’s supplies, if any.

(e)	If the proceed of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

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ARTICLE XII - INSURANCE

1. EXTENT OF INSURANCE COVERAGE

From the time of keel laying of the first section of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the SELLER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the BUILDER for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies, fully insured with Chinese insurance companies for BUILDER’s risk.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payments made by the BUYER to the SELLER including the value of maximum amount of United States Dollars Two Hundred Thousand (US$ 200,000.00)of tire BUYER’s Supplies. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER.

2. APPLICATION OF RECOVERED AMOUNT

(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage (including repair or replacement of lost or damaged BUYER’s supplied items) satisfactory to the Classification Society and other institutions or authorities as described in the Specifications without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications and not make any claim for any consequential loss or depreciation.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall either:

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(i)	By the mutual agreement between the parties hereto, proceed in accordance with terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction and/or repair of the VESSEL’s damages and/or reinstallation of BUYER’s supplies, provided the parties hereto shall have first agreed in writing as to such reasonable extension of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii)	If due to whatever reasons the parties fail to agree on the above, then the SELLER shall refund immediately to the BUYER the amount of all instalments paid to the SELLER under this Contract with interest at the rate of Four point five percent (4.5%) per annum computed from the respective dates when such sums were received by the SELLER’s bank from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER, whereupon this Contract shall be deemed to be cancelled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

Within Thirty (30) days after receiving telefax or email notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER by letter sent by telefax or email of its agreement or disagreement under this sub-paragraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER and this Contract shall be deemed as rescinded and/or cancelled and the BUYER shall receive the refund as hereinabove provided for in sub-paragraph (ii).

3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

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ARTICLE XIII - DISPUTES AND ARBITRATION

1. PROCEEDINGS

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulation herein or with respect thereto which cannot be settled by the parties themselves, such dispute shall be resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (“LMAA”) Terms current at the time when the arbitration proceedings are commenced. Either the SELLER or the BUYER may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either the SELLER or the BUYER hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within Twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed shall thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within Twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within Twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to the President for the time being of the London Maritime Arbitrators Association or other official organization in England having jurisdiction in such matter to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be, shall be final, conclusive and binding upon the parties hereto.

2. ALTERNATIVE ARBITRATION BY AGREEMENT

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Notwithstanding the preceding provisions of this Article, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery and equipment, or concerning the quality of materials or workmanship thereof or thereon, such dispute may be referred to the Classification Society upon mutual agreement of the parties hereto. In such case, the opinion of the Classification Society shall be final and binding on the parties hereto.

3. NOTICE OF AWARD

Notice of any award shall immediately be given in writing or by telefax or email confirmed in writing to the SELLER and the BUYER.

4. EXPENSES

The arbitrator(s) shall determine which party shall bear the expenses of the arbitration or the proportion of such expenses which each party shall bear.

5. AWARD OF ARBITRATION

Award of arbitration shall be final and binding upon the parties concerned or in the event of an appeal against such award, the final judgment.

6. ENTRY IN COURT

Judgment on any award may be entered in any court of competent jurisdiction.

7. ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the BUILDER shall not be entitled to extend the Delivery Date as defined in Article VII hereof and the BUYER shall not be entitled to postpone its acceptance of the VESSEL on the Delivery Date or on such newly planned time of delivery of the VESSEL as declared by the BUILDER. However, if the construction of the VESSEL is affected by any arbitration, the BUILDER shall then be permitted to extend the Delivery Date as defined in Article VII and the decision or the award shall include a finding as to what extent the BUILDER shall be permitted to extend the Delivery Date.

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ARTICLE XIV - RIGHT OF ASSIGNMENT

Subject to the second Paragraph below, none of the parties hereto shall assign this Contract to any other individual, firm, company or corporation unless prior consent of the other party is given in writing, such consent should however not be unreasonably withheld.

The BUYER may assign the benefit of this Contract to any bank or other financial or other institution which is financing the BUYER’s purchase of the VESSEL provided that such assignment is approved and acknowledged by the SELLER, such acknowledgement not to be unreasonably withheld or delayed by the SELLER, it being understood and acknowledged by the SELLER that the BUYER expects to assign the benefit of the Contract to bank(s) or financial or other institutions financing the purchase of the VESSEL. On any such assignment of this Contract the SELLER will procure that the Refund Guarantor bank shall issue an acknowledgement and consent to the assignment and confirm the continued validity of the Refund Guarantees.

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ARTICLE XV - TAXES AND DUTIES

1. TAXES

All costs for taxes including stamp duties, if any, incurred in connection with this Contract in the People’s Republic of China shall be borne by the SELLER. Any taxes and/or duties imposed upon those items or services procured by the SELLER in the People’s Republic of China or elsewhere for the construction of the VESSEL shall be borne by the SELLER.

2. DUTIES

The SELLER shall indemnify the BUYER for, and hold it harmless against, any duties imposed in the People’s Republic of China upon materials and equipment which under the terms of this Contract and/or the Specifications will, or may be, supplied by the BUYER from abroad for installation in the VESSEL as well as any duties imposed in the People’s Republic of China upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

Any tax or duty other than those described hereinabove, if any, shall be borne by the BUYER.

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ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. Notwithstanding any provisions contained herein to the contrary, the SELLER’s obligation under this Article should not be terminated by the passage of any specified period of time.

The SELLER’s indemnity hereunder does not extend to equipment or parts supplied by the BUYER to the BUILDER, if any.

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ARTICLE XVII - NOTICE

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER: LHOTSE INC.

Address:	c/o HIMALAYA SHIPPING LTD.

19 PAR-LA-VILLE, FIRST FLOOR, HAMILTON HM11, BERMUDA

Attn: [***]

Tel:  [***]

E-mail: [***]

To the SELLER/ BUILDER: New Times Shipbuilding Co., Ltd

Address :	Dan Hua Gang Port, Jing Jiang City, Jiangsu Province, P.R of China 214518

Telefax No.: [***]

Email:  [***]

Any change of address shall be communicated in writing by telefax or email by the party making such change to the other parties and in the event of failure to give such notice of change, communications addressed to the parties at their last known address shall be deemed sufficient.

Notices can be given by registered airmail, courier or letter sent by telefax or email. Any and all notices, requests, demands, instructions, advice and communications in connection with this Contract shall be deemed to be given at, and shall become effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered Ten (10) days after the date of dispatch, express courier

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service shall be deemed to be delivered Five (5) days after the date of dispatch, and if sent by telefax or email shall be deemed to be delivered on sending.

Any and all notices, communications, Specifications and drawings in connection with this Contract shall be written in the English language and no party hereto shall have any obligation to translate them into any other language.

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ARTICLE XIX - INTERPRETATION

1. LAW APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof be governed by and interpreted in accordance with English law.

2. DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied in the Specifications permit an interpretation inconsistent with any provision of this Contract, then in each and every such event the applicable provisions of this Contract shall govern. The Specifications and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plans, the Specifications shall govern.

However, with regard to such inconsistency or contradiction between this Contract and the Specifications as may later occur by any change or changes in the Specifications agreed upon by and among the parties hereto after execution of this Contract, then such change or changes shall govern.

3. DEFINITION

In absence of stipulation of “banking day(s)” or “business day(s)”, the term “day” or “days” shall be taken as “calendar day” or “calendar days”. Unless otherwise stated in this Contract a reference to “banking day(s)” or “business day(s)” shall be days on which commercial banks are open for business in Jiangsu Province, the People’s Republic of China, London, New York and Oslo.

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In WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

THE BUYER, On behalf  of LHOTSE INC - under incorporation.

By: [***]

Name: [***]

Title: [***]

THE SELLER/BUILDER: NEW TIMES SHIPBUILDING CO., LTD.

By: [***]

Name: [***]

Title: [***]

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EXHIBIT “A”

FORM OF REFUND GUARANTEE FOR THE 1st ,2nd,3rd, and 4th INSTALLMENTS
(Subject to Approval of BUYER’s bank and Seller’s Bank)

Dear Sirs,

Irrevocable Letter of Guarantee No.

1.	At the request of New Times Shipbuilding Co., Ltd. (hereinafter called “the SELLER”) and in consideration of your agreeing to pay and paying to the SELLER the instalments before delivery of the VESSEL under the Contract No. NTS-BC0120833 dated ________(hereinafter called “the CONTRACT”) for the SELLER’s construction and delivery to you of one (1) 210,000 DWT Bulk Carrier to be designated as Hull No. 0120833 (hereinafter called “the VESSEL”), we, xxx, do hereby irrevocably guarantee repayment to you by the SELLER of an amount up to but not exceeding a total amount of United States Dollars[●] (US$[●]), plus interest in accordance with paragraph 2 below, comprising of

a)	US$ [●](Say United States Dollars [●]), representing the first instalment of the Contract Price of the VESSEL, and

b)	US$ [●](Say United States Dollars [●]), representing the second instalment of the Contract Price of the VESSEL, and

c)	US$ [●](Say United States Dollars [●]), representing the third instalment of the Contract Price of the VESSEL, and

d)	US$ [●](Say United States Dollars [●]), representing the fourth instalment of the Contract Price of the VESSEL, and as you may have paid to the SELLER under the Contract prior to the delivery of the VESSEL, if and when the same or any part thereof becomes repayable to you from the SELLER in accordance with the terms of the Contract.

2.	Should the SELLER fail to make such repayment, we shall pay you the amount the SELLER ought to pay, or together with interest at the rate of four point five percent (4.5%) per annum from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund to the account specified by the Buyer if the cancellation of the Contract is exercised by you in accordance with the provisions of

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Article III of the Contract, within Thirty (30) business days after our receipt of the relevant written demand from you for repayment.

Your written repayment demand should be accompanied by:

a) your calculation of the amount (and any interest) repayable to you; and

b) your statement that the amount so calculated is due and payable by the SELLER under the terms of the Contract; and

c) the bank account into which payment from us shall be made; and

d) your statement that you have demanded the refund to the seller, but you have not received the repayment from the SELLER.

Such demand (“an authenticated demand”) may be made by you in writing by any one or any of the following means:

2.1 by you through your bank and duly authenticated by your bank, or

2.2 by your bank on your behalf through authenticated SWIFT notification to [set in SELLER’S bank name and swift code],

2.3 by delivery to us at our address as stated in paragraph 13 below.

3. However, in the event of our receipt, before your demand or within fifteen (15) business days after such demand has been received by us, of a notice made by the SELLER that there is a dispute between you and the SELLER in relation to (i) whether the SELLER shall be liable to repay the instalment paid by you, and (ii) consequently whether you shall have the right to demand payment from us, then we shall be entitled to withhold and defer payment for a period after receipt by us of such notice of dispute and the following provisions will apply:

3.1. if such dispute is submitted for arbitration in accordance with Article XIII of the Contract within Twenty (20) days’ period after receipt of notice of dispute by us and the SELLER provides us with a copy of the SELLER’s notice to you stating the name of the arbitrator appointed by the SELLER and the question or questions as to which the SELLER is demanding arbitration as required pursuant to Article XIII of the Contract (a copy of such SELLER’s notice will be forwarded promptly by us to you), we shall be entitled to withhold and defer payment until the final arbitration award or final court judgement is published. We shall not be obligated to make any payment to you unless such final arbitration award or final court judgement orders the SELLER to make repayment. If the SELLER fails to honour the award, then we shall make payment to you to the extent the final arbitration award or final court judgement orders but not exceeding the aggregate amount of this guarantee plus the interest described above within eighteen (18) Chinese business days after your submitting to us a further demand (being an authenticated demand, as aforesaid) in substitution for the demand previously submitted specifying:

3.1.1. the final arbitration award or final court judgement has been published, and

3.1.2. the amount the SELLER is obliged to pay you pursuant to such award or court judgement, and

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3.1.3. that you have not received from the SELLER the amount payable by     the SELLER to you in satisfaction of such award, and

3.1.4. accordingly, the amount demanded by you under this letter of guarantee.

A copy of such final arbitration award or final court judgement shall be sent to us at [add banks address for sending – not possible to accompany the demand if demand is send by SWIFT]

3.2. If no such copy notice of arbitration is received by us within such Twenty (20) days’ period, we shall forthwith pay to you the amount specified in your demand.

4.	The said payment shall be made by us in United States Dollars by telegraphic transfer to the account specified in the notice of demand.

5.	Our liability under this Letter of Guarantee will be reduced automatically in accordance with any repayment made by the SELLER or ourselves to you.

(1)	This Letter of Guarantee shall become effective from the time of the actual receipt of the first instalment by the SELLER at its Account No._____ (to be filled by our bank) with us quoting the reference number of this Letter of Guarantee first above written, and the amounts effective under this Letter of Guarantee shall correspond to the total payment actually made by you from time to time under the Contract prior to the delivery of the VESSEL. However, the available amount under this Letter of Guarantee shall in no event exceed the above mentioned amount actually paid to the SELLER, with interest at the rate of four point five percent (4.5%), for the period commencing with the date of receipt by the SELLER of the first instalment to the date of repayment thereof.

7. This Letter of Guarantee shall remain in force until the VESSEL has been delivered to and accepted by you or full refund has been made to you by the SELLER or ourselves, whichever occurs earlier. However, in the event that there exist arbitration proceedings between you and the SELLER for any such matter as described above, then the validity of this guarantee shall be automatically extended until the date falling on the thirtieth (30th) calendar day after the final arbitration award is published.

8. Our liabilities under this Letter of Guarantee are continuing and shall not be discharged, impaired or diminished by any period of time, grace period or indulgence granted by you to the SELLER, or by any modification or novation of or amendment or supplement to the Contract (whether or not made with our acknowledgement or consent), or by any illegality, invalidity, irregularity, unenforceability of any of the terms of the Contract, or by any act, omission, fact or circumstances of whatsoever kind which could or might otherwise in any way discharge any of our liabilities or influence the performance of our obligations hereunder, or by any insolvency, bankruptcy or liquidation of the SELLER.

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9. All payments by us under this Letter of Guarantee shall be made without any set-off or counterclaim and without any reduction or deduction or withholding for or on account of any taxes, duties, or charges, or other governmental or public payment imposed by the laws of any jurisdiction from which or through which payment is made, whatsoever, unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

10. Your rights under this Letter of Guarantee may be assigned by you to any commercial bank or financial or other institution providing financing facilities to you or your parent company with the exception of the right of making demand for payment which shall remain with yourself.

In case of any above assignment, you are obliged to send a notice of assignment signed by you and assignee to us via courier.

11. With regard to rules, regulations and requirements of foreign exchanges by State Administration of Foreign Exchange (SAFE) of the People’s Republic of China, we confirm that we have the necessary authorization to transfer funds out of the People’s Republic of China and effect payment in United States Dollars as necessary under this Letter of Guarantee. We also confirm that this Letter of Guarantee is valid in accordance with Chinese law and regulations. We undertake to maintain all authorisation and regulation requirements to maintain this Letter of Guarantee and any assignment thereof as valid, effective and enforceable as long as this Letter of Guarantee remains in force.

11. This Letter of Guarantee shall be construed in accordance with and governed by the Laws of England.

We hereby submit to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this paragraph. The arbitration shall be conducted in accordance with the rules of the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. All arbitration proceedings shall be conducted in English. The arbitration tribunal shall consist of three arbitrators, one to be appointed by you, one to be appointed by us, and one to be appointed by the first two so appointed.

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13. Any notices in connection with this Letter of Guarantee shall be sent to us at the following address: [ADDRESS]

Very truly yours

For and on behalf of the SELLER’s bank

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EXHIBIT “B”

FORM OF IRREVOCABLE LETTER OF GUARANTEE
FOR THE 2nd, 3rd, and 4th INSTALLMENTS

(_______________) Company

Date: (______________)

NEW TIMES SHIPBUILDING CO., LTD

Dan Hua Gang Port, JingJiang City

Jiangsu Province, P.R. of China 214518

Dear Sirs,

(2)	In consideration of your entering into a Shipbuilding Contract dated_____2021 (“the Shipbuilding Contract”) entered into between you and ***_______a corporation organized and existing under the________, having its registered office at _____ as the buyer (the ” BUYER”) for the construction of one (1) 210,000 Metric Tons Deadweight Bulk Carrier bearing New Times’s Hull No.0120833 (the “VESSEL”), we, __________________, hereby IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as the primary obligor and not merely as the surety, the due and punctual payment by the BUYER of the 2nd 3rd, 4th and 5th installments of the Contract Price amounting to a total sum of United States Dollars [●] Only (US$ [●]) as specified in (2) below.

(3)	The installments guaranteed hereunder, payable by the BUYER to you pursuant to the terms of the novated Shipbuilding Contract, comprise the 2nd installment in the amount of United States Dollars [●]) (US$ [●]), the 3rdinstallment in the amount of United States Dollars [●](US$ [●]) , the 4th installment in the amount of United States Dollars [●]) (US$ [●])and the 5th installment in the amount of United States Dollars [●] (US$ [●]).

(3)	We also IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as primary obligor and not merely as surety, the due and punctual payment by the BUYER of interest on each installment guaranteed hereunder at the rate of four point five percent (4.5%) per annum from and including the first day after the date of installment in default until the date of full payment by us of such amount guaranteed hereunder.

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(4)	In the event that the BUYER fails to punctually pay the installment guaranteed hereunder or the BUYER fails to pay any interest thereon in accordance with the terms of the novated Shipbuilding Contract, and any such default continues for a period of thirty (30) days, then, upon receipt by us of your first written demand, we shall immediately pay to you all the unpaid installments, together with the interest as specified in paragraph (3) hereof, without requesting you to take any or further action, procedure or step against the BUYER or with respect to any other security which you may hold.

However, in the event of any dispute between you and the BUYER in relation to:

(1) whether the BUYER shall be liable to make payment to you, and

(2) consequently whether you shall have the right to demand payment from us,

and such dispute is submitted either by the BUYER or by you for arbitration in London in accordance with Article XIII of the novated Shipbuilding Contract, we shall be entitled to withhold and defer payment until the arbitration award is published or in the event of an appeal against such award, judgment is determined. We shall not be obligated to make any payment to you unless the arbitration award orders the BUYER to make payment. If the BUYER fails to honour the award then we shall pay to you to the extent the arbitration award orders but not exceeding the aggregate amount of this guarantee plus the interest described above, without requiring you to take any further enforcement action against the BUYER. Payment shall be made to you upon receipt by us of a further written demand, together with a copy of the final arbitration award or judgment to be sent to us by courier.

(4) Your rights under this Letter of Guarantee may be assigned by you to any commercial bank or providing financing facilities to you with the exception of the right of making demand for payment which shall remain with yourself. In case of any such assignment, you are obliged to send a notice of assignment signed by you and assignee to us via courier., and the assignee shall provide a copy of agreement of assignment to us. The assignment shall not become effective without written acknowledgment from us which shall not be unreasonably withheld or delayed.

(5)	Any payment by us under this Guarantee shall be made in the Unites States Dollars by telegraphic transfer to [ (bank)] as receiving bank nominated by you, for credit to the account of you with [ (bank)] or through other receiving bank to be nominated by you from time to time, in favour of you or your assignee.

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(6)	Any claim or demand shall be in writing signed by one of your officers and may be served on us either by hand or by post and if sent by post to ____________________________________ (or such other address as we may notify to you in writing.

(6)	This Letter of Guarantee shall come into full force and effect upon delivery to you of this Guarantee and shall continue in force and effect until the VESSEL is delivered to and accepted by the BUYER and the BUYER shall have performed all its obligations for taking delivery thereof or until the full payment of the installmentshereby guaranteed, together with the aforesaid interest (if any) by the BUYER or us, whichever first occurs.

(7)	The maximum amount, however, that we are obliged to pay to you under this Guarantee shall not exceed the aggregate amount of U.S. Dollars____________________________________ being an amount equal to the sum of:-

(a)	The 2nd, 3rd, and 4th installments guaranteed hereunder in the total amount of United States Dollars[●]Only (US$ [●]); and

(b)	Interest at the rate of Four point five percent (4.5%) per annum on the installment for a period of sixty (60) days in the amount of United States Dollars __________________ (US$ __________).

(8)	All payments by us under this Guarantee shall be made without any set-off or counterclaim and without deduction or withholding for or on account of any taxes, duties, or charges whatsoever unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

(9)	This Letter of Guarantee shall be construed in accordance with and governed by the Laws of England. We hereby submit to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this paragraph. The arbitration shall be conducted in accordance with the rules of the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. All arbitration proceedings shall be conducted in English. The arbitration tribunal shall

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consist of three arbitrators, one to be appointed by you, one to be appointed by us, and one to be appointed by the first two so appointed.

(10)	This Letter of Guarantee shall have expired as aforesaid, you will return the same to us without any request or demand from us.

(11)	IN WITNESS WHEREOF, we have caused this Letter of Guarantee to be executed and delivered by our duly authorized representative the day and year above written.

Very Truly Yours

By:_________________________

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PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

ADDENDUM NO.2

TO SHIPBUILDING CONTRACT NO. NTS-BC0120833

(HULL NO.0120833)

THIS ADDENDUM NO.2 (“the Addendum”) to shipbuilding contract no. NTS-BC0120833 (Hull No. 0120833) is made on 16th November, 2022 BY AND BETWEEN:

(1)	MOUNT NOREFJELL INC. (formerly ‘LHOTSE INC.’ as changed by a name change letter effective on 27th September 2022) a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (hereinafter called the “BUYER”), and

(2)	NEW TIMES SHIPBUILDING CO., LTD., a corporation incorporated in the People’s Republic of China whose registered office is at Dan Hua Gang Port, Jingjiang City, Jiangsu Province, the People’s Republic of China 214518 (hereinafter called the “SELLER ” and/or the “BUILDER”).

The BUYER and the SELLER are hereinafter referred to each as a “Party” and collectively the “Parties”.

WHEREAS:

(1)	The BUYER and the SELLER entered into a shipbuilding contract with contract No. NTS-BC0120833 (Hull No. 0120833) dated 10 March, 2021 concluded between the SELLER and the BUYER (as confirmed and supplemented pursuant to a memorandum of understanding dated 23 February 2022, and amended and supplemented by an Addendum No.1 dated 31 August 2022, hereinafter called the “Contract”) for the construction of one unit of LNG DUAL FUEL 210,000 DWT Bulk Carrier with Hull No. 0120833 (the “Vessel”).

(2)	The BUYER has requested and confirmed the installation of an Open Loop Scrubber manufactured by ZEME (the “EGCS”). The extra cost of US$ 2,400,000 arising from the installation of EGCS shall constitute the 6th instalment of the Contract Price, therefore, the Contract Price of the Vessel shall be increased by an amount of US$ 2,400,000, i.e. the Contract Price of the Vessel shall be changed to US$ 70,317,000 (however subject to the set off agreed in the Fee Agreement dated 29 September 2021).

The installation of EGCS shall be completed in accordance with the technical description annexed hereto.

For various considerations, receipt and sufficiency thereof being hereby expressly acknowledged by each of the Parties hereto, the Parties hereto do mutually agree to amend the terms of the Contract on the term and conditions set out below:

(A)	Clause 6 of Article I of the Contract shall be deleted and replaced as follows:

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“6.   GUARANTEED DEADWEIGHT

The SELLER guarantees that the VESSEL is to have a total deadweight tonnage of about 209,650 metric tons at the scantling draft moulded of 18.48 meters in seawater of 1.025 specific gravity (hereinafter called the “Guaranteed Deadweight”).

The term, “Deadweight”, as used in this Contract, shall be as defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the BUILDER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’s supervisor(s) or the representative(s) authorized by the BUYER.

Should there be any dispute between the BUILDER and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final and binding upon the parties hereto.”

(B)	Clause 1 of Article II of the Contract shall be deleted and replaced as follows:

“1. CONTRACT PRICE

The purchase price of the VESSEL is United States Dollars Seventy Million Three Hundred and Seventeen Thousand Only (US$70,317,000.00), net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s supplies as provided in Article V hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.”

(C)	The following new Clause 3(f) shall be inserted into Article II of the Contract:

“3. TERMS OF PAYMENT

(f)	6th Installment: (Payment upon Delivery of the VESSEL):

The sum of United States Dollars Two Million Four Hundred Thousand (US$2,400,000.00), shall become due and payable and be paid by the BUYER concurrently with the delivery of the VESSEL.

The SELLER shall send to the BUYER an email or a telefax demand for this installment at least five (5) banking days prior to the scheduled date of delivery of the VESSEL.”

(D)	Clause 4(e) of Article II of the Contract shall continue to apply to the 5th Installment. In addition, Clause 4(e) of Article II of the Contract shall apply (mutatis mutandis) to the 6th Installment as if it were set out in full with references to the 6th Installment substituted for references to the 5th Installment.

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It is specially agreed by both Parties that the modification of Main Engine including but not limited to the installation of LDCL shall be carried out by the BUYER after delivery of the Vessel and accordingly the function test of EGCS shall be also carried out by the BUYER after delivery of the Vessel.

The Addendum No.1 to the Contract dated 31 August 2022 shall be deemed null and void, and shall in all respects be replaced by this Addendum.

Save as amended by this Addendum, the Contract shall remain unaltered and in full force and effect. In case of conflict between the provisions of the Contract and this Addendum, the provisions of this Addendum shall prevail.

This Addendum shall become effective upon its duly execution of this Addendum by both Parties.

This Addendum shall be governed by and construed in accordance with English law. The arbitration provisions as set out in Article XIII of the Contract shall be incorporated by reference to this Addendum as if the terms thereof had been set out herein.

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IN WITNESS WHEREOF the Parties hereto have caused this Addendum to be signed by their duly authorized attorneys the day and year first above written.

For and on behalf of the SELLER:	For and on behalf of the SELLER:

MOUNT NOREFJELL INC.	NEW TIMES SHIPBUILDING CO., LTD.

[***]	[***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

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Attachment -Technical Description:

Technical Requirements for Open loop EGCS--NTS 210,000DWT Bulk Carrier Hull number 0120833~0120844

1. Particulars

No of set	One (1)
System type	Single inlet ,S.W wet cleaning , Open loop see note1
Fuel used	FO with max. 3.5% sulphur content Viscosity:Max.380cst@50°C
Performace	Treated exhaust gas equivalent to 0.5% m/m sulphur fuel in global and 0.1% m/m sulphur fuel in SECA
Design condition	-Inlet sea water temperature : 0-32[o]C -Minimum alkalinity of the inlet sea water : min.2200μmol/l or maker’s standard
Exhaust gas amount	The exhaust gas amount for design of SOx scrubber shall be based on following at ISO condition: - One (1) main engine at SMCR - No connection with Diesel Generators and Boiler

Note :

1)   The open loop shall not be used in ecologically sensitive areas , estuaries , harbors ,area of low alkalinity and area where no discharge is allowed.

2)   US VGP area compliant is not considered.

The exhaust gas cleaning system shall be designed in accordance with the selected maker’s standard and IMO Res. MEPC. 340(77).

The proposed open loop type SOx scrubber shall be operated follows :

Open loop mode

-        S.W supply from sea chest to SOx scrubber and directly discharge overboard after cleaning

2.    Accessories and fittings

The following accessories and fittings to be provided for the EGCS.

1)     One (1) scrubber tower with connection to main engine

2)     Two (2) scrubbing S.W pumps according to maker’s standard.

3)     One (1) continuous emission monitoring unit for SO2/CO2

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4)     Two (2) water monitoring devices, one is for scrubber water inlet and the other is for discharging water

5)     Two (2) sealing air fans

6)     One remote control panel in ECR

7)     Others as per manufacturer’s standard.

3.     PTO and Diesel Generator Capacity

The following design condition shall be applied.

1)     PTO capacity

PTO power capacity: keep as original.

Clarification: ship elec.load with open loop EGCS will be increased , the PTO load will be less than 90% , the requirement of the Specification MEMO 391(load abt.85%) will not be considered.

2)     Diesel Generator capacity

Diesel Generator power capacity: keep as original.

Clarification: ship elec.load with open loop EGCS will be increased , the DG load will be less than 90% , the requirement of the Specification MEMO 398(load abt.87%) will not be considered.

3)     S.W Cross pipe size

Keep existing main cross pipe normal diameter 1000mm.

Clarification: The maximum velocity of flow is about 3.3m/s for main cross pipe when considering two ballasting pumps running at normal sea going.

4)	Keep the M/E auxiliary system to remain unchanged (such as Jacket cooling water pump capacity etc.)

4.	SFOC / Dead weight

SFOC/ SGC I POC of Main engine to be adjusted as per contract changes.

Dead weight to be deducted 150 metric tons.

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